Exhibit 99.1
Align Technology Announces First Quarter 2024 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS

Q1'24 total revenues up 5.8% year-over-year including revenue growth of 3.5% from Clear Aligners and growth of 17.5% from Imaging Systems and CAD/CAM Services

•Q1'24 total revenues of $997.4 million, increased 5.8% year-over-year, and diluted net income per share of $1.39, non-GAAP diluted net income per share of $2.14
•Q1'24 revenues were favorably impacted by foreign exchange of approximately $10.0 million sequentially and unfavorably impacted by approximately $4.8 million year-over-year(1)
•Q1'24 operating income of $154.1 million and operating margin of 15.5%, non-GAAP operating margin of 19.8%
•Q1'24 GAAP operating margin was favorably impacted by foreign exchange of approximately 0.1 points sequentially and unfavorably impacted by approximately 0.7 points year-over-year(1)
•Q1'24 Clear Aligner revenues of $817.3 million, increased 3.5% year-over-year, and Clear Aligner volume increased 2.4% year-over-year to 605.1 thousand cases
•Q1'24 Clear Aligner volume for teens increased 5.8% year-over-year to 199.2 thousand cases
•Q1'24 Imaging Systems and CAD/CAM Services revenues of $180.2 million, increased 17.5% year-over-year

TEMPE, Ariz., April 24, 2024 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® system of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the first quarter ("Q1'24"). Q1'24 total revenues were $997.4 million, up 4.3% sequentially and up 5.8% year-over-year. Q1'24 Clear Aligner revenues were $817.3 million, up 4.5% sequentially and up 3.5% year-over-year. Q1'24 Clear Aligner volume was up 2.1% sequentially and up 2.4% year-over-year. Q1'24 Imaging Systems and CAD/CAM Services revenues were $180.2 million, up 3.1% sequentially and up 17.5% year-over-year. Q1'24 Clear Aligner revenues were favorably impacted by foreign exchange of approximately $8.4 million or 1.0% sequentially and unfavorably impacted by approximately $3.9 million or 0.5% year-over-year.(1) Q1'24 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $1.5 million or 0.9% sequentially and unfavorably impacted by approximately $0.9 million or 0.5% year-over-year.(1)

Q1'24 operating income was $154.1 million resulting in an operating margin of 15.5%. Q1'24 operating margin was favorably impacted by foreign exchange of approximately 0.1 points sequentially and unfavorably impacted by approximately 0.7 points year-over-year.(1) On a non-GAAP basis, Q1'24 operating income was $197.5 million or operating margin of 19.8%. Q1'24 net income was $105.0 million, or $1.39 per diluted share. On a non-GAAP basis, Q1'24 net income was $161.4 million, or $2.14 per diluted share.
(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces First Quarter 2024 Results

Commenting on Align's Q1'24 results, Align Technology President and CEO Joe Hogan said, “I’m pleased to report better than expected revenue and earnings for the first quarter and a solid start to the year. For Q1, total worldwide revenues were up 5.8% year-over-year, reflecting 3.5% year-over-year growth from our Clear Aligner segment and 17.5% year-over-year growth from Systems and Services. On a year-over-year basis, Q1 revenue growth was up across all regions and was driven by strong Clear Aligner volumes primarily in the Asia Pacific region. Year-over-year growth also reflects strength in the orthodontic channel, with total Invisalign® case starts from teens and younger patients up 5.8% year-over-year — driven by continued momentum across all regions from Invisalign First™, as well as Invisalign DSP Touch-Up cases. On a sequential basis, Q1 total revenues were up 4.3%, reflecting a sequential increase in Clear Aligner revenues, especially from North America orthodontists, as well as strong Systems and Services revenues primarily driven by iTero Lumina™ wand upgrades in North America.”

Continued Hogan, “During the quarter, we achieved several significant milestones: We completed the acquisition of Cubicure GmbH, a leader in direct 3D printing solutions which is the foundation for our next generation aligner manufacturing; we successfully launched the iTero Lumina™ intraoral scanner – our next generation of digital scanning technology; we launched the Invisalign® Palatal Expander system in the U.S. and Canada, and we received regulatory approval for the Invisalign Palatal Expander in Australia and New Zealand. The Invisalign® Palatal Expander System is Align's first 3D-printed orthodontic device to address widening the upper arch in growing patients. It is a revolutionary, clinically effective approach to expansion that avoids the challenges of traditional palatal expander appliances.”

Financial Summary - First Quarter Fiscal 2024

	Q1'24	Q4'23	Q1'23	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	605,060	592,635	590,940	+2.1%	+2.4%
GAAP
Net Revenues	$997.4M	$956.7M	$943.1M	+4.3%	+5.8%
Clear Aligner	$817.3M	$781.9M	$789.8M	+4.5%	+3.5%
Imaging Systems and CAD/CAM Services	$180.2M	$174.8M	$153.3M	+3.1%	+17.5%
Net Income	$105.0M	$124.0M	$87.8M	(15.3)%	+19.6%
Diluted EPS	$1.39	$1.64	$1.14	($0.24)	+$0.26
Non-GAAP
Net Income	$161.4M	$183.5M	$140.6M	(12.0)%	+14.8%
Diluted EPS	$2.14	$2.42	$1.82	($0.28)	+$0.32
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of March 31, 2024, we had over $902.5 million in cash, cash equivalents and short-term and long-term marketable securities compared to over $980.8 million as of December 31, 2023. As of March 31, 2024, we had $300.0 million available under a revolving line of credit.

Align Technology Announces First Quarter 2024 Results
Q1'24 Announcement Highlights

•On April 8, 2024, Align announced the “Better Way” new advertising campaign for the Invisalign brand featuring the “Invis is for Kids” tagline and hashtag. The campaign showcases how the Invisalign® Palatal Expander System is a more positive patient experience and is just as effective as traditional metal expanders, but with less stress for kids and parents caused by having to manually crank open the metal expander every day. The integrated campaign includes targeted messages and materials for consumers and for doctors to drive awareness of early orthodontic intervention and that “Invis is for Kids.”
•On April 2, 2024, Align announced that the Invisalign® Palatal Expander System was included in the Australian Register of Therapeutic Goods and the New Zealand Web Assisted Notification of Devices Database, and is now commercially available in both Australia and New Zealand. It is expected to be available in other APAC markets pending regulatory approvals starting in 2024.
•On February 22, 2024, Align announced that on Wednesday, February 21, 2024, the U.S. District Court for the Northern District of California granted summary judgment in favor of Align Technology, Inc. in two U.S. antitrust class action lawsuits (Simon & Simon, PC et al. v. Align Technology, Inc. and Snow et al. v. Align Technology, Inc.), filed initially in 2020 and 2021, respectively. These lawsuits challenged Align’s decision to end scan acceptance in the U.S. from a third-party scanner that was infringing Align’s intellectual property.
•On January 31, 2024, Align announced that for the first time, Align Technology was included in the Intellectual Property Owners Association annual report of the top 300 organizations granted U.S. patents.
•On January 31, 2024, Align announced the launch of the iTero Lumina™ intraoral scanner, the next generation of digital scanning technology that pushes the boundaries of what intraoral scanners can do and sets a new standard for practice performance.
•On January 2, 2024, Align completed the acquisition of privately-held Cubicure GmbH, a pioneer in direct 3D printing solutions for polymer additive manufacturing that develops, produces, and distributes innovative materials, equipment, and processes for novel 3D printing solutions.

Q1'24 Stock Repurchase

In January 2024, we received approximately 37 thousand shares of our common stock upon final settlement of our Q4'23 $250.0 million Accelerated Share Repurchase ("ASR") contract. In total, we repurchased approximately 1.1 million shares at an average price per share of $230.13 under the Q4'23 ASR contract.

There remains $650.0 million available for repurchase of our common stock under our January 2023 Repurchase Program.

During Q2’24, we expect to repurchase up to $150.0 million of our common stock through either a combination of open market repurchases or an accelerated stock repurchase agreement.

Fiscal 2024 Business Outlook

Turning to our outlook, assuming no circumstances occur beyond our control, we provide the following framework for Q2 and fiscal 2024:

Align Technology Announces First Quarter 2024 Results
Second quarter 2024 outlook:
For Q2’24, we provide the following business outlook:
•We expect worldwide revenues to be in the range of $1,030M to $1,050M
•We expect Clear Aligner volume to be up sequentially and Clear Aligner ASP to be down slightly sequentially, primarily as a result of unfavorable foreign exchange
•We expect Systems and Services revenue to be up sequentially as we continue to ramp iTero Lumina™ in Q2’24
•We expect our Q2’24 GAAP operating margin and Non-GAAP operating margin to be slightly above Q1’24 GAAP and Non-GAAP operating margins respectively

Full year 2024 outlook:
•We expect fiscal 2024 total revenue growth to be up +6% to +8% year-over-year, which is higher than our prior outlook of “up mid-single digit growth compared to 2023”. The increase in our 2024 revenue outlook reflects our Q1 results, our Q2 outlook, and continued execution of our growth strategies. We anticipate that the incremental revenue reflected in our 2024 outlook will be roughly split equally between our 2 operating segments
•We expect fiscal 2024 Clear Aligner ASP to be slightly up year-over-year
•We expect fiscal 2024 GAAP operating margin and non-GAAP operating margin to be slightly above the 2023 GAAP operating margin and non-GAAP operating margin, respectively
•We expect our investments in capital expenditures for fiscal 2024 to be approximately $100M. Capital expenditures primarily relate to building construction and improvements as well as manufacturing capacity in support of our continued expansion

Align Technology Announces First Quarter 2024 Results
Align Web Cast and Conference Call

We will host a conference call today, April 24, 2024, at 4:30 p.m. ET, 1:30 p.m. PT, to review our first quarter 2024 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call by clicking here. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces First Quarter 2024 Results
About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 261 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 27 years, Align has helped doctors treat over 17.6 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding the availability, regulatory clearance, effectiveness and customer desire for new products and technologies, our expectations for our stock repurchase programs, market opportunities, our expectations for Q2'24 worldwide revenues, Clear Aligner volumes, Clear Aligner ASP, Systems and Services revenues and GAAP and non-GAAP operating margin, and 2024 revenues, Clear Aligner ASP, and GAAP and non-GAAP operating margin, as well as capital expenditures. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and wages, debt obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine and in the Middle East;
•variations in our product mix, product adoption, and selling prices regionally and globally;

Align Technology Announces First Quarter 2024 Results
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the economic and geopolitical ramifications of the military conflict in the Middle East and Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and assets, and our research and development activities inside and outside of Russia;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission ("SEC") on February 28, 2024. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net revenues	$997,431	$943,147
Cost of net revenues	299,615	282,493
Gross profit	697,816	660,654
Operating expenses:
Selling, general and administrative	451,822	439,691
Research and development	91,859	87,447
Total operating expenses	543,681	527,138
Income from operations	154,135	133,516
Interest income and other income (expense), net:
Interest income	4,392	2,337
Other income (expense), net	(141)	(1,229)
Total interest income and other income (expense), net	4,251	1,108
Net income before provision for income taxes	158,386	134,624
Provision for income taxes	53,358	46,826
Net income	$105,028	$87,798

Net income per share:
Basic	$1.40	$1.14
Diluted	$1.39	$1.14
Shares used in computing net income per share:
Basic	75,175	76,921
Diluted	75,322	77,111

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$865,805	$937,438
Marketable securities, short-term	33,101	35,304
Accounts receivable, net	950,738	903,424
Inventories	280,076	296,902
Prepaid expenses and other current assets	349,594	273,550
Total current assets	2,479,314	2,446,618

Marketable securities, long-term	3,619	8,022
Property, plant and equipment, net	1,281,709	1,290,863
Operating lease right-of-use assets, net	118,996	117,999
Goodwill	458,235	419,530
Intangible assets, net	121,424	82,118
Deferred tax assets	1,570,626	1,590,045
Other assets	121,831	128,682

Total assets	$6,155,754	$6,083,877

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$117,238	$113,125
Accrued liabilities	496,601	525,780
Deferred revenues	1,409,202	1,427,706
Total current liabilities	2,023,041	2,066,611

Income tax payable	121,314	116,744
Operating lease liabilities	95,092	96,968
Other long-term liabilities	156,447	173,065
Total liabilities	2,395,894	2,453,388

Total stockholders’ equity	3,759,860	3,630,489

Total liabilities and stockholders’ equity	$6,155,754	$6,083,877

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$28,664	$199,895

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(79,584)	(52,829)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(11,716)	(258,961)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(9,004)	2,221
Net decrease in cash, cash equivalents, and restricted cash	(71,640)	(109,674)
Cash, cash equivalents, and restricted cash at beginning of the period	938,519	942,355
Cash, cash equivalents, and restricted cash at end of the period	$866,879	$832,681

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1
	2023	2023	2023	2023	2024
Number of Invisalign Trained Doctors Cases Were Shipped To	82,730	83,440	85,195	83,700	83,510

Invisalign Trained Doctor Utilization Rates*:
North America	9.5	9.8	9.6	9.1	9.5
North American Orthodontists	28.7	29.2	28.8	25.9	28.2
North American GP Dentists	4.9	5.2	4.9	5.0	4.9
International	6.2	6.6	6.1	6.5	6.3
Total Utilization Rates**	7.1	7.5	7.1	7.1	7.2

Clear Aligner Revenue Per Case Shipment***:	$1,335	$1,335	$1,320	$1,320	$1,350

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments
Note: During the third quarter of 2023, we began including Touch Up cases in Case revenues that were previously included in Non-Case revenues and have recast business metrics for the periods presented above accordingly.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2023	2023	2023	2023	2023	2024
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,807	$1,901	$1,974	$1,780	$7,462	$2,064
SBC included in Operating Expenses	35,928	35,959	37,628	37,049	146,564	36,724
Total SBC	$37,735	$37,860	$39,602	$38,829	$154,026	$38,788

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2024	December 31, 2023	Impact % of Revenue
GAAP net revenues	$997,431	$956,726
Constant currency impact (1)	(9,950)		(1.0)%
Constant currency net revenues (1)	$987,481

GAAP Clear Aligner net revenues	$817,251	$781,912
Clear Aligner constant currency impact (1)	(8,421)		(1.0)%
Clear Aligner constant currency net revenues (1)	$808,830

GAAP Imaging Systems and CAD/CAM Services net revenues	$180,180	$174,814
Imaging Systems and CAD/CAM Services constant currency impact (1)	(1,529)		(0.9)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$178,651

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2024	2023	Impact % of Revenue
GAAP net revenues	$997,431	$943,147
Constant currency impact (1)	4,823		0.5%
Constant currency net revenues (1)	$1,002,254

GAAP Clear Aligner net revenues	$817,251	$789,804
Clear Aligner constant currency impact (1)	3,899		0.5%
Clear Aligner constant currency net revenues (1)	$821,150

GAAP Imaging Systems and CAD/CAM Services net revenues	$180,180	$153,343
Imaging Systems and CAD/CAM Services constant currency impact (1)	924		0.5%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$181,104

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2024	December 31, 2023
GAAP gross profit	$697,816	$669,524
Constant currency impact on net revenues	(9,950)
Constant currency gross profit	$687,866

	Three Months Ended
	March 31, 2024	December 31, 2023
GAAP gross margin	70.0%	70.0%
Gross margin constant currency impact (1)	(0.3)
Constant currency gross margin (1)	69.7%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$697,816	$660,654
Constant currency impact on net revenues	4,823
Constant currency gross profit	$702,639

	Three Months Ended March 31,
	2024	2023
GAAP gross margin	70.0%	70.0%
Gross margin constant currency impact (1)	0.1
Constant currency gross margin (1)	70.1%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.

(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2024	December 31, 2023
GAAP income from operations	$154,135	$171,545
Income from operations constant currency impact (1)	(3,015)
Constant currency income from operations (1)	$151,120

	Three Months Ended
	March 31, 2024	December 31, 2023
GAAP operating margin	15.5%	17.9%
Operating margin constant currency impact (2)	(0.1)
Constant currency operating margin (2)	15.3%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2024	2023
GAAP income from operations	$154,135	$133,516
Income from operations constant currency impact (1)	7,802
Constant currency income from operations (1)	$161,937

	Three Months Ended March 31,
	2024	2023
GAAP operating margin	15.5%	14.2%
Operating margin constant currency impact (2)	0.7
Constant currency operating margin (2)	16.2%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$697,816	$660,654
Stock-based compensation	2,064	1,807
Amortization of intangibles (1)	3,724	2,774
Restructuring charges (2)	—	(8)
Non-GAAP gross profit	$703,604	$665,227

GAAP gross margin	70.0%	70.0%
Non-GAAP gross margin	70.5%	70.5%

GAAP total operating expenses	$543,681	$527,138
Stock-based compensation	(36,724)	(35,928)
Amortization of intangibles (1)	(863)	(867)
Restructuring and other charges (2)	—	177
Non-GAAP total operating expenses	$506,094	$490,520

GAAP income from operations	$154,135	$133,516
Stock-based compensation	38,788	37,735
Amortization of intangibles (1)	4,587	3,641
Restructuring and other charges (2)	—	(185)
Non-GAAP income from operations	$197,510	$174,707

GAAP operating margin	15.5%	14.2%
Non-GAAP operating margin	19.8%	18.5%

GAAP net income before provision for income taxes	$158,386	$134,624
Stock-based compensation	38,788	37,735
Amortization of intangibles (1)	4,587	3,641
Restructuring and other charges (2)	—	(185)
Non-GAAP net income before provision for income taxes	$201,761	$175,815

Align Technology Announces First Quarter 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
GAAP provision for income taxes	$53,358	$46,826
Tax impact on non-GAAP adjustments	(13,036)	(11,626)
Non-GAAP provision for income taxes	$40,322	$35,200

GAAP effective tax rate	33.7%	34.8%
Non-GAAP effective tax rate	20.0%	20.0%

GAAP net income	$105,028	$87,798
Stock-based compensation	38,788	37,735
Amortization of intangibles (1)	4,587	3,641
Restructuring and other charges (2)	—	(185)
Tax impact on non-GAAP adjustments	13,036	11,626
Non-GAAP net income	$161,439	$140,615

GAAP diluted net income per share	$1.39	$1.14
Non-GAAP diluted net income per share	$2.14	$1.82

Shares used in computing diluted net income per share	75,322	77,111

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    Restructuring and other charges recorded in gross profit and operating expenses primarily relate to severance costs.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
Q2 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	slightly above 15.5%
Stock-based compensation	~4.0%
Amortization of intangibles (1)	~0.4%
Non-GAAP operating margin	slightly above 19.8%

ALIGN TECHNOLOGY, INC.
FISCAL 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	slightly above 16.7%
Stock-based compensation	~4.4%
Amortization of intangibles (1)	~0.4%
Non-GAAP operating margin	slightly above 21.4%

(1) Amortization of intangible assets related to certain acquisitions.

Refer to "About Non-GAAP Financial Measures" section of press release.